UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 16, 2012

Date of Report (Date of earliest event reported)

NEWBRIDGE BANCORP

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 369-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

Signatures	4

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)          On October 16, 2012, Robert V. Perkins gave notice of his resignation from the Boards of Directors of NewBridge Bancorp (the “Company”) and NewBridge Bank (the “Bank”).

Mr. Perkins indicated that his decision to resign is due to increased family and business responsibilities, including his position as Mayor of the City of Greensboro, all of which have caused him to reduce his activities in other areas. Mr. Perkins’ decision to resign was not the result of any disagreement with the Company or its management.

The Boards of Directors of the Company and the Bank express their sincere appreciation for Mr. Perkins’ service to the Company and the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP
Dated: October 17, 2012	By:	/s/ Pressley A. Ridgill Pressley A. Ridgill, Chief Executive Officer

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